EMPLOYMENT AGREEMENT

This AGREEMENT reached this 22nd day of August, 2008 by and between PREMIER POWER RENEWABLE ENERGY, INC. (hereinafter referred to as CORPORATION) and DEAN R. MARKS (hereinafter referred to as EXECUTIVE).

WHEREAS CORPORATION is a corporation duly organized and existing under the laws of the State of California, principally engaged in the business of solar power and renewable energy solutions.

WHEREAS EXECUTIVE is an individual who has vast experience in executive management and operations in the solar industry

WHEREAS CORPORATION desires to retain the services of EXECUTIVE to act as its President and Chief Executive Officer (CEO) of and EXECUTIVE desires to accept such retention of his services on the terms and conditions as are more fully set forth herein.

IN CONSIDERATION FOR THE MUTUAL PROMISES, COVENANTS AND CONDITIONS CONTAINED HEREIN IT IS AGREED AS FOLLOWS:

1. **EXECUTIVE EMPLOYMENT**: CORPORATION hereby retains the services of the EXECUTIVE as its President and CEO. In his capacity as President and CEO EXECUTIVE shall be responsible to manage and oversee the day to day operation of CORPORATION. His duties shall include, but not be limited to the following:

    a. Maintain the vision and direction of the corporation.
    b. Analyzing the financial budgetary structure of CORPORATION and proposing a budgetary changes and modifications
    c. Analyzing the marketing strategies of CORPORATION
    d. Proposing any new and or revised and business strategies
    e. Managing all the employees of CORPORATION
    f. Assisting in the obtaining of long term financing and or seeking potential strategic partners, merger candidates, and or acquiring entities, when it is deemed by the board of Directors to be timely
    g. Personally maintaining a presence and a relationship with upper management of CORPORATION'S major clients and Suppliers
    h. Oversight of world wide operations
    i. Oversight of all employees

In pursuit of the foregoing responsibilities, EXECUTIVE shall report directly to the Board of Directors of the CORPORATION

EXECUTIVE shall dedicate his full and exclusive time to the herein employment to enable him to faithfully perform her duties hereunder. In connection herewith EXECUTIVE shall be required to travel both statewide, nationally and internationally to perform his duties hereunder. However it is expressly understood, it is expressly understood that the Corporate Offices located in El Dorado Hills, Ca. shall be his base office of operation.

2. **TERM:** The term of Executive's employment hereunder shall commence on August 22, 2008, and shall be terminate on August 21, 20013, subject to earlier termination under section 5.

3. COMPENSATION: In consideration for the services being rendered herein, EXECUTIVE shall be entitled to and shall receive the following compensation:

a) Annual compensation of One Hundred and Eighty Thousand Dollars ($180,000.00)
b) Said compensation shall be paid in bi-weekly payments and shall be reviewed annually.

As and for additional compensation EXECUTIVE shall receive the following:

c) One half of one percent (.5 percent) of the CORPORATIONS Annual EBITDA in excess of Two Hundred Thousand Dollars ($200,000.00) , **if** Corporation's Annual EBITDA margin is less than Five Percent (5%), or

d) One and one half percent (1.5%) of the CORPORATIONS Annual EBITA in excess of Two Hundred Thousand Dollars ($200,000.00) if CORPORATION's Annual EBITDA margin is greater than Five Percent (5%)

e) For purposes of this provision " CORPORATIONS Annual EBITDA Margin" shall be defined as the CORPORATION's fiscal year end earnings before interest, taxes, depreciation and amortization divided by CORPORATION's fiscal year end gross revenues, utilizing Generally Accepted Accounting Principals (GAAP)

f) Compensation under paragraph 3 (c) and (d) shall be paid within Ninety Days (90) of the end of CORPORATION's fiscal year.

g) If this Agreement and the services provided for herein are not terminated by either party, prior to December 31, 2010, then as and for additional compensation EXECUTIVE shall be entitled to and shall receive either a) a

Fifty Thousand Dollar Cash bonus, ($50,000) or b) an equivalent amount of shares in and to said CORPORATION, at EXECUTIVE's election.

h) If this Agreement and the services provided for herein are not terminated by either party, prior to December 31, 2012, then as and for additional compensation EXECUTIVE shall be entitled to and shall receive either i) a Fifty Thousand Dollar Cash bonus,($50,000) or ii) an equivalent amount of shares in and to said CORPORATION, at EXECUTIVE's election.

i) As and for additional consideration, EXECUTIVE shall have the right to Participate in an Employee Stock Option Plan, (ESOP) in which the vesting date shall be 3 years from date of employment. EXECUTIVE shall be entitled to no less than one half of one percent (.5%) of the CORPORATIONS issued and outstanding shares as of the date the CORPORATION adopts its ESOP.

j) Notwithstanding the time frames specified in Paragraphs 3 c, d, and e, above, Executive's rights to receive the therein described benefits shall be accelerated upon the occurrence of a Triggering Event (i.e. sale, merger, or public offering of the shares of CORPORATION)

k) An allowance of Seven Hundred Dollars ($700.00) per month as and towards an automobile lease and or purchase, plus a CORPORATION paid charge card for gas expenses.

l) Expense account to reimburse EXECUTIVE for expenses necessarily incurred in the pursuit of hiss duties hereunder

m) Vacation time to be in accord with the PPRE employee guidelines set forth in the employee handbook, however not less then ten days paid vacation, after the first full year of Employment hereunder, plus any accrued vacation time due employee as of the date this agreement is entered into.

n) Health and dental benefits will continue to be paid for the EXECUTIVE's family.

4. **NON-DISCLOSURE**: In pursuit of his job responsibilities, EXECUTIVE shall acquire Financial, Marketing and other proprietary information and data of CORPORATION. To insure the continued confidential nature of this information, EXECUTIVE shall be required to execute a Non-Disclosure Agreement (in the form as is attached hereto and incorporated herein).

5. **TERMINATION BY CORPORATION**: This Agreement may be terminated at any time by CORPORATION during the initial 30 day period with the giving of two (2) weeks written notice. In addition thereto, it may be terminated at any time, without notice

"For Cause". For purposes of this Agreement "For Cause"shall be defined as the occurrence of any of the following acts of EXECUTIVE:

a) Conducting and/or participating in any transaction that is a violation of any governmental rules, regulation, ordinance, and/or law, (unless specifically instructed to do so by the Board of Directors).

b) Conducting any deal and/or transaction that might be deemed a breach of the fiduciary relationship owed to CORPORATION by EXECUTIVE as a result of his employment hereunder,

c) Any material breach of the terms and conditions of this Agreement, and or the terms and conditions of the Non-Disclosure Agreement.

d) Any disability which prevents EXECUTIVE from rendering services hereunder for a period of 180 consecutive days and/or a total of 60 days over any 6 month period.

e) Notwithstanding the foregoing, this Agreement may be further terminated by CORPORATION at any time after the initial 90 days. without cause, on the following terms and conditions:

i) EXECUTIVE shall receive Twelve (12) months of severance compensation, as is described in Paragraph 3 (a), exclusively, if termination occurs after December 31st, 2008 but prior to December 31st, 2010 or

ii) Executive shall receive Six (6) months of severance compensation, as is described in Paragraph 3 (a) exclusively, if termination occurs after December 31st, 2010, but prior to expiration of Agreement

f) In the event of termination of this agreement by EXECUTIVE, or the termination of this agreement by CORPORATION for cause, as defined herein, EXECUTIVE agrees not to enter into any business that competes directly with CORPORATION for a period of three years from the date of termination of this agreement.

6. **MISCELLANEOUS PROVISIONS:**

a) The parties hereto agree to execute any and all documents necessary to effectuate the intent of this Agreement. Furthermore, the parties hereto agree to comply with all statutory requirements with respects to the transfer of the instant shares, if any such stock option is exercised.

b) This Agreement shall be the full and final Agreement between the parties and shall constitute the full and final Agreement between the parties with respect to the subject matter of this Agreement. This Agreement shall supersede any prior or contemporaneous Agreement, oral or written, between the parties.

c) If any provision of this Agreement shall be found to be invalid or unenforceable in any respect, the remainder of the Agreement shall remain in full force and effect. The Agreement shall be interpreted to provide a full and reasonable commercial interpretation.

d) Any and all modifications to this Agreement must be undertaken in writing and signed by all parties.

e) This Agreement shall be interpreted according to the laws of the State of California. If any suit or litigation is instituted it shall be brought in Sacramento, California. The prevailing party in any such litigation shall be entitled to their reasonable attorney's fees and costs.

f) All parties warrant that they possess the full authority and capacity to enter into this Agreement and bind their respective associates.

g) This Agreement shall inure to the benefit or burden of any and all assigns, parents, and/or subsidiaries of CORPORATION and cannot be assigned, other than to any such entity in which CORPORATION holds at least a 50% interest therein, without the express written consent of the other party; save any merger or acquisition approved by the CORPORATIONS shareholders.

h) This Agreement may not be assigned by EXECUTIVE and services contracted for herein are specific to EXECUTIVE and may not be delegated and or assigned to any other person other than EXECUTIVE

Agreed and accepted:
PREMIER POWER RENEWABLE ENGERY, INC.

By____________________________

Title: EVP

Date: 8/27/08

____

Dean R. Marks

Date: 8/27/08